Consent of Independent Registered Public Accounting Firm




We consent to the reference to our firm under the caption "Experts" and to the inclusion of our report dated November 9, 2005, on our audit of the consolidated financial statements of SiriCOMM, Inc. as of and for the years ended September 30, 2005 and 2004, in the Registration Statement (Form SB-2) and related prospectus of SiriCOMM, Inc. for the registration of 10,154,139 shares of its common stock.

                                                   BKD, LLP

Joplin, Missouri
February 27, 2006